Exhibit 23.3

Consent of Janney Montgomery Scott LLC

We hereby consent to the inclusion of the form of our opinion letter, which shall be issued and dated prior to mailing the Proxy Statement/Prospectus, to the Board of Directors of Bay Net Financial, Inc. (“Bay Net”) as an Exhibit to the Joint Proxy Statement/Prospectus relating to the proposed merger by and between Bay Net Financial and Sterling Financial Corporation (“Sterling”) contained in Sterling’s Registration Statement on Form S-4 as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

Janney Montgomery Scott LLC

/s/ Janney Montgomery Scott LLC

July 20, 2006